                                                                     EXHIBIT 4.8

                               PLEDGE AGREEMENT
                               ----------------

          THIS PLEDGE AGREEMENT ("Agreement") is made as of June 18, 1999 by
                                  ---------
BARDEN DEVELOPMENT, INC., an Indiana corporation ("Barden") and a member of THE
                                                   ------
MAJESTIC STAR CASINO, LLC, an Indiana limited liability company ("Majestic
                                                                  --------
Star") GARY RIVERBOAT GAMING, LLC, an Indiana limited liability company and a member of Majestic Star ("GRG"; Barden and GRG being referred to herein,
                          ---
individually and collectively, as "Pledgor"), and IBJ WHITEHALL BANK & TRUST
                                   -------
COMPANY, as trustee under the Indenture described below (the "Trustee"), for its
                                                              -------
benefit and the benefit of the Holders (as such term is defined in the Indenture).

                             W I T N E S S E T H:

          WHEREAS, Majestic Star and the Trustee have entered into the Indenture dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the "Indenture"), pursuant to which Majestic Star and the Trustee
                   ---------
have agreed to certain terms for the benefit of Majestic Star and the Holders;

          WHEREAS, Pledgor, as a member of Majestic Star, will directly and indirectly receive substantial benefits by reason of the financial accommodations made by the Trustee and the Holders under the Indenture;

          WHEREAS, it is a condition precedent to the Purchase Agreement dated June 15, 1999, by and among Majestic Star, Capital and the Initial Purchaser that this Agreement shall be executed and delivered by Pledgor to the Trustee and that this Agreement shall be in full force and effect; and

          WHEREAS, Pledgor desires to secure the Liabilities (as hereinafter defined) to the Holders by the grant to the Trustee on behalf of the Holders of a security interest in the Pledged Collateral (as hereinafter defined);

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, the purchase of the Notes by the Holders) made or to be made to or for the benefit of the Issuers and/or Pledgor pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Trustee hereby agree as follows:

          1.   Pledge.  Pledgor hereby pledges, grants and assigns to the
               ------
Trustee, for the equal and ratable benefit of the Holders, and grants to the Trustee for the equal and ratable benefit of the Holders, a security interest in the following (collectively, the "Pledged Collateral"):
                                  ------------------

          (a) (i) The membership interests of Pledgor in Majestic Star now or at any time or times hereafter owned by Pledgor, and certificates (if any) representing such membership interest in Majestic Star (such membership interest, as it exists on the date hereof, being identified on Exhibit A
                                                                    ---------
     attached hereto and made a part hereof), (ii) all of the right, title and interest of Pledgor in, to and under its respective percentage interest, shares or units as a Member including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of Majestic Star and the right to receive distributions of Majestic Star's cash, assets, and other property, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the Articles of Organization of Majestic Star, the Third Amended and Restated Operating Agreement of Majestic Star, as amended in June, 1999 or any of the other organizational documents of Majestic Star (such documents hereinafter collectively referred to as the "Organizational Documents"), or
                                                  ------------------------
     at law or in equity, or otherwise; (iii) all rights under the Organizational Documents (including without limitation, the right to vote and the right to receive funds on dissolution), and (iv) any and all of the proceeds thereof (collectively referred to herein as the "Pledged
                                                               -------
     Membership Interest"), and all distributions, cash, instruments and other
     -------------------
     property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interest (all of which, except during the Credit Facility Period (as hereinafter defined), shall be delivered to the Trustee accompanied by the certificates or other writings evidencing the same, and by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Trustee; such instruments being collectively referred to hereinafter as the "Powers");
                            ------

          (b) Any additional membership interests in Majestic Star from time to time acquired by Pledgor in any manner, and any certificates representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Majestic Star (which additional membership interests shall constitute part of the Pledged Membership Interest from the date acquired by Pledgor), and all options, warrants, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interest;

          (c) The property and interests in property described in Section 3 below; and

          (d)  All proceeds of the foregoing.

          "Credit Facility Period" shall mean any period that obligations or
           ----------------------
commitments are outstanding under the Credit Facility.

          2.   Security for Liabilities.  The Pledged Collateral secures the
               ------------------------
prompt payment, performance and observance of (i) the Obligations of the Issuers arising under or pursuant to or evidenced by the Indenture, the Notes, the other Security Documents, and the Registration Rights Agreement, as the same may be amended, modified, or supplemented from time to time (hereinafter referred to as the "Secured Obligations"), and (ii)
                                              -------------------
Pledgor's obligations and liabilities under this Agreement and each agreement, document or instrument executed pursuant to or in connection with this Agreement as the same may be amended, modified, or supplemented from time to time (the Secured Obligations and all such obligations and liabilities of Pledgor now existing or hereafter arising being referred to herein as the "Liabilities").
                                                               -----------

          3.   Pledged Collateral Adjustments.  If, during the term of this
               ------------------------------
Agreement:

          (a) any reclassification, readjustment or other change is declared or made in the capital structure of Majestic Star, or any option included within the Pledged Collateral is exercised, or both,

          (b) any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral, or

          (c) Pledgor acquires any additional membership interests in Majestic Star in any manner, or any additional percentage interests, shares, units, options or warrants of membership interests in Majestic Star;

then Pledgor will promptly thereafter deliver to the Trustee a certificate duly executed by Pledgor describing such new, substituted and additional membership interests, percentage interests, certificates, units, warrants, rights, options or other securities issued by reason of any of the foregoing and acquired by Pledgor, and certifying that the same have been duly pledged hereunder, and shall immediately deliver the same to the Trustee to be held by the Trustee under the terms of this Agreement (provided that the same shall constitute Pledged Collateral even if Pledgor fails to perform its obligations under this
Section 3).  The Trustee is irrevocably authorized to amend Exhibit A from time
---------                                                   ----------
to time to reflect such additional Pledged Collateral. Nothing contained in this
Section 3 shall be deemed to permit any distribution, issuance of additional
---------
membership interests, warrants, rights or options, reclassification, readjustment or other change in the capital structure of Majestic Star which is not expressly permitted in the Indenture.

          4.   Subsequent Changes Affecting Pledged Collateral.  Pledgor
               -----------------------------------------------
represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, cash distributions or other distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that neither the Trustee nor any of the Holders shall have any obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Trustee may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

          5.     Representations, Warranties and Covenants.  (a) Pledgor
                 -----------------------------------------
represents and warrants, as of the date of this Agreement, as follows:

          (i) Pledgor is the sole legal and beneficial owner of the Pledged Membership Interest identified on Exhibit A as being owned by Pledgor and
                                       ---------
     other related Pledged Collateral, free and clear of any Lien except for the security interest created by this Agreement;

          (ii) This Agreement has been duly and validly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by moratorium laws from time to time in effect and general equitable principles;

          (iii) The pledge of the Pledged Collateral by Pledgor does not violate (i) the Organizational Documents of Majestic Star, or any indenture, mortgage, bank loan or credit agreement to which Pledgor or Majestic Star is a party or by which any of their respective properties or assets may be bound; or (ii) any restriction on such transfer or encumbrance of any of the Pledged Collateral;

          (iv) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except as set forth in the Organizational Documents;

          (v) Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer the Pledged Collateral free of any Liens (other than the Lien of the Lender which secures the Credit Facility that may be granted after the date hereof);

          (vi) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority, other than those previously obtained, taken, or made, and which are in full force and effect, is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

          (vii) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and (upon filing of the financing statements referred to herein) perfected security interest in the Pledged Collateral, in favor of the Trustee for the benefit of the Trustee and the Holders, securing the payment and performance of the Liabilities;

          (viii) None of the membership interests of Majestic Star is evidenced by a certificate as of the date hereof;

          (ix) No membership interest in Majestic Star constitutes a "security" or a "financial asset" held in a "securities account," as such terms are defined in Article 8 of the Uniform Commercial Code in effect on the date hereof; and

          (x) The chief executive office of Barden is located at 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243 and the chief executive officer of GRC is located at 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243.

          (b) Pledgor shall cause Majestic Star to make a notation on its records, which notation shall indicate the security interest granted hereby, and Pledgor agrees to execute and file financing statements and continuation statements as may be required to perfect the security interest granted hereby. Pledgor shall execute and deliver to Majestic Star a Pledge Instruction in the form of Exhibit B hereto, together with a copy of the Agreement, and shall cause
        ---------
Majestic Star to execute the Consent of Limited Liability Company attached thereto.

          (c) Pledgor shall not take any action to permit or authorize the membership interests of Majestic Star to be evidenced by certificates.

          (d) Pledgor shall not change the location of its chief executive office without providing at least 30 days prior written notice to the Trustee.

          6.     Voting Rights and Other Powers.  During the term of this
                 ------------------------------
Agreement, and except as provided in this Section 6, Pledgor shall have (i) the
                                          ---------
right to vote the Pledged Membership Interest on all questions in a manner not inconsistent with the terms of this Agreement, the Indenture and any other agreement, instrument or document executed pursuant thereto or in connection therewith, (ii) the right to be a member of Majestic Star, and shall be entitled to exercise all managerial, election and other rights relating to the Pledged Collateral, and (iii) in the case of Barden, shall have the right to be the manager of Majestic Star. After the occurrence and during the continuance of an Event of Default, the Trustee or the Trustee's nominee may, at the Trustee's or such nominee's option and following written notice ("Election Notice") from the
                                                     ---------------
Trustee to Pledgor (x) exercise, or direct Pledgor as to the exercise of (whereupon Pledgor shall exercise as so directed) all voting, consent, managerial, election and other membership and manager rights to the Pledged Collateral of Pledgor (and the provision of this Section 6 shall constitute an
                                                 ---------
irrevocable voting proxy from Pledgor to the Trustee or, at the Trustee's option, to the Trustee's nominee); and (y) exercise, or direct Pledgor as to the exercise of (whereupon Pledgor shall exercise as so directed) any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral of Pledgor as if the Trustee were the absolute owner thereof, all without liability except to account for property actually received by it, but the Trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing.

          7.     Cash and Other Distributions. (a) So long as no Event of
                 ----------------------------
Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to receive and retain any and all cash distributions paid in respect of the Pledged Collateral (including a distribution of net cash flow) to the extent such distributions are not prohibited by the Indenture, provided, however, that any and all
                                  --------  -------

               (A) distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

               (B) other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

               (C) cash paid, payable or otherwise distributed with respect to interest or principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

     shall be Pledged Collateral, and shall be forthwith delivered to the Trustee to hold, for the benefit of the Trustee and the Holders, as Pledged Collateral, and shall, if received by Pledgor, be received in trust for the Trustee, for the benefit of the Trustee and the Holders, be segregated from the other property or funds of Pledgor, and be delivered immediately to the Trustee as Pledged Collateral in the same form as so received (with any endorsement necessary to effect the transfer thereof to the Trustee); and

          (ii) The Trustee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the distributions which it is authorized to receive and retain pursuant to clause (i) above.
     ----------

          (b) After the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof
                                                          ---------------
shall cease, and all such rights shall thereupon become vested in the Trustee, for the benefit of the Trustee and the Holders, which shall thereupon have the sole right to receive, hold and apply as Pledged Collateral such distributions.

          (c) All distributions which are received by Pledgor contrary to the provisions of Section 7(b) shall be received in trust for the Trustee, for the
              ------------
benefit of the Trustee and the Holders, shall be segregated from other funds of Pledgor and shall be paid over immediately to the Trustee as Pledged Collateral in the same form as so received (with any endorsements necessary to effect the transfer thereof to the Trustee).

          8.   Transfers and other Liens.  Pledgor agrees that it will not (a)
               -------------------------
sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Trustee, or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for (i) the security interest under this Agreement, (ii) the security interest of the Lender which secures the Credit Facility, (iii) and Liens of the type described clauses
(i) and (iii) of the definition of the term "Permitted Liens" in the Indenture. To the extent additional or different members of Majestic Star are permitted, Pledgor shall cause as a condition to permitting such entity to become a member that the new member consent to (i) the terms of this Agreement applicable to such new member; (ii) the pledge and assignment of the Pledged Collateral; and
(iii) the rights granted hereunder for the Trustee to become the/a member of Majestic Star at its election and enter into an agreement substantially similar to this Agreement with respect to the membership interests owned by such member.

          9.   Remedies.  (a) The Trustee shall have, in addition to any other
               --------
rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as adopted and in effect in the State of Indiana. After the occurrence and during the continuance of an Event of Default and following written notice to Pledgor, the Trustee (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Trustee were the outright owner thereof and a member and the manager of Majestic Star, Pledgor hereby irrevocably constituting and appointing the Trustee as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so, such proxy becoming effective upon the occurrence of an Event of Default and following written notice thereof; provided, however, that the Trustee shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence of an Event of Default, the Trustee shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be or shall thereafter come into the possession or custody of the Trustee or which the Trustee shall otherwise have the ability to transfer under applicable law, the Trustee may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever that is junior to the security interest granted herein. The Trustee and each of the Holders may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Pledgor will pay to the Trustee all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Trustee agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Indenture and Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

          (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, Pledgor agrees that any requirements of reasonable notice shall be met if such notice is given by the Trustee as provided in Section 25 below at least ten (10)
                                              ----------
days before the time of the sale or disposition; provided, however, that Trustee may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that after the occurrence of an Event of Default, the Trustee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Trustee, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. The acceptance by the Trustee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Trustee solicit offers from any minimum number of investors in order for the sale to be commercially reasonable.

          10.    Security Interest Absolute.  All rights of the Trustee and
                 --------------------------
security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (i) Any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

          (iv) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Liabilities or of this Agreement.

          11.  Trustee Appointed Attorney-in-Fact.  Pledgor hereby appoints the
               ----------------------------------
Trustee its-attorney-in-fact, with full authority, in the name of Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, from time to time in the Trustee's sole discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any cash distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to exercise all rights of a member and manager (upon the election of the Trustee) such as all voting, consent, managerial and other member rights, and to arrange for the transfer of all or any part of the Pledged Collateral on the books of Majestic Star to the name of the Trustee or the Trustee's nominee.

          12.  Waivers.  Pledgor waives presentment and demand for payment of
               -------
any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities and all other notices to which Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Indenture.

          13.  Term.  This Agreement shall remain in full force and effect until
               ----
the Liabilities (other than continuing indemnity obligations for which no unsatisfied demand has been made) have been fully and indefeasibly paid in cash and the Indenture has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Trustee will release the security interest created hereunder and, if it then has possession of the Pledged Membership Interest, will deliver the Pledged Membership Interest and the Powers to Pledgor.

          14.  Definitions.  All capitalized terms used in this Agreement that
               -----------
are not defined herein are used with the meanings ascribed to such terms in the Indenture. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

          15.  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of Pledgor, the Trustee, for the benefit of itself and the Holders, and their respective successors and assigns. Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Pledgor.

          16.  GOVERNING LAW.  ANY DISPUTE BETWEEN THE TRUSTEE AND PLEDGOR
               -------------
ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF INDIANA.

          17.  CONSENT TO JURISDICTION; COUNTERCLAIMS; FORUM NON CONVENIENS.
               ------------------------------------------------------------

          (A) NON-EXCLUSIVE JURISDICTION.  PLEDGOR HEREBY IRREVOCABLY SUBMITS TO
              --------------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

          (B) OTHER JURISDICTIONS.  PLEDGOR AGREES THAT THE TRUSTEE OR ANY
              -------------------
HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER PLEDGOR OR (2) REALIZE ON THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) INCONVENIENT FORUM.  PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION
              ------------------
(INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
               ---------------------
BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN NEW YORK, NEW YORK.

          18. SERVICE OF PROCESS.  IF AND TO THE EXTENT PLEDGOR'S RESIDENT
              ------------------
AGENT IN ANY JURISDICTION IS NOT CT CORPORATION SYSTEM, PLEDGOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, ONE NORTH CAPITAL AVENUE, INDIANAPOLIS, INDIANA 46204 AS ITS REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT.

          19. WAIVER OF JURY TRIAL.  EACH OF PLEDGOR AND THE TRUSTEE WAIVES ANY
              --------------------
RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE TRUSTEE

AND PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER PLEDGOR OR THE TRUSTEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          20.  Waiver of Bond.  Pledgor waives the posting of any bond otherwise
               --------------
required of the Trustee in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Trustee, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Trustee and Pledgor.

          21.  Advice of Counsel.  Pledgor represents and warrants to the
               -----------------
Trustee and the Holders that it has consulted with its legal counsel regarding all waivers under this Agreement, including without limitation those under
Section 12  and Sections 16 through 20 hereof, that it believes that it fully
----------      -----------         --
understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Trustee to enter into this Agreement.

          22.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          23.  Further Assurances. Pledgor shall perform any and all steps
               ------------------
required to perfect, maintain and protect Trustee's security interests in and Liens on and against the Pledged Collateral granted or purported to be granted hereby or to enable Trustee to exercise its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor agrees that it will cooperate with the Trustee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, as are necessary or appropriate from time to time in order to carry out the provisions and purposes of this Agreement. Trustee is authorized (but not required) to file one or more financing statements and continuation statements as Trustee may deem necessary or advisable to perfect or maintain the perfection of the security interest granted herein, without Pledgor's signature appearing thereon.

          24.  The Trustee's Duty of Care.  The Trustee shall not be liable for
               --------------------------
any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Trustee's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Trustee's possession. Without limiting the generality of the foregoing, the Trustee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of Pledgor, and shall constitute part of the Liabilities secured hereby. The Trustee shall be deemed to use reasonable care if it accords the Pledged Collateral treatment similar to that accorded to the Trustee's own property which is of a similar nature as the Pledged Collateral.

          25.  Notices.  All notices and other communications required or
               -------
desired to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

          if to Pledgor, at

               Barden Development, Inc.
               400 Renaissance Center
               Suite 2400
               Detroit, Michigan 48243
               Attention: Michelle R. Sherman
                          Vice President
               Fax: 313-259-7154

          if to GRG, at

               Gary Riverboat Gaming, LLC
               400 Renaissance Center
               Suite 2400
               Detroit, Michigan 48243
               Attention: Michelle R. Sherman
                          Vice President
               Fax: 313-259-7154

          and in the case of either Pledgor, with a copy to

               Judy O'Neill, Esq.
               Dykema Gossett PLLC
               400 Renaissance Center
               Detroit, Michigan 48243
               Fax: 313-568-6915
          if to the Trustee, at

               IBJ Whitehall Bank & Trust Company, as Trustee
               One State Street
               New York, New York 10004
               Attention:  Michael Daly
               Fax: 212-858-2952

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered when delivered in person or sent to such address by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery.

          26.  Intercreditor Arrangement.  The parties hereto acknowledge and
               -------------------------
agree, for the benefit of the Lender under the Credit Facility, that, during the Credit Facility Period, the exercise of the rights and remedies of the Trustee hereunder are subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control.

          27.  Amendments, Etc.  Except as otherwise provided by the Indenture,
               ---------------
the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          28.  Section Headings.  The section headings herein are for
               ----------------
convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          29.  Execution in Counterparts.  This Agreement may be executed in any
               -------------------------
number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          30.  Merger.  This Agreement represents the final agreement of Pledgor
               ------
and the Trustee with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between Pledgor and the Trustee or any Holder.

          31.  Gaming Laws.  (a)  The Trustee acknowledges, understands and
               -----------
agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Agreement with respect to the Pledged Collateral subject to the Gaming Laws.

          (b) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Pledgor agrees to use its best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Pledgor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Pledgor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Pledgor.

          (c) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Majestic Star or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Majestic Star, under any of the Gaming Laws, including Indiana Code 4-33.

          32. Interaction with Indenture.  All terms, covenants, conditions,
              --------------------------
provisions and requirements of the Indenture are incorporated by reference in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

          33. Trust Indenture Act.  If any provision of this Agreement
              -------------------
conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

          34. Appointment of Collateral Agent.  The Trustee may, solely at its
              -------------------------------
discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

          IN WITNESS WHEREOF, Pledgor and the Trustee have executed this Agreement as of the date set forth above.

                         BARDEN DEVELOPMENT, INC.,


                         By: _______________________________________
                         Name: _____________________________________
                         Title: ____________________________________


                         GARY RIVERBOAT GAMING, LLC
                         By: Barden Management, Inc.

                         By: _______________________________________
                         Name: _____________________________________
                         Title: ____________________________________



                         IBJ WHITEHALL BANK & TRUST COMPANY,
                            as Trustee


                         By: _______________________________________
                         Name: _____________________________________
                         Title: ____________________________________

                                   EXHIBIT A
                                      to
                               PLEDGE AGREEMENT
                           dated as of June 18, 1999


                         Pledged Membership Interests
                         ----------------------------

                                         Percentage of
                                         Membership Interest of Majestic Star
Name of Pledgor                          Held by Pledgor
---------------                          ---------------

Barden Development, Inc.                     85%

Gary Riverboat Gaming, LLC                   15%

                                   EXHIBIT B
                                      to
                               PLEDGE AGREEMENT
                           dated as of June 18, 1999

                        Instruction in Connection with
                              Pledged Collateral
                              ------------------

                                 June 18, 1999

Limited Liability Company
-------------------------

THE MAJESTIC STAR CASINO, LLC

                                 MEMBERSHIP INTEREST OWNER:
                                 BARDEN DEVELOPMENT, INC.
                                 GARY RIVERBOAT GAMING, LLC


          Reference is hereby made to that certain Pledge Agreement dated as of June 18, 1999 (the "Pledge") between Barden Development, Inc. and Gary Riverboat
                    ------
Gaming, LLC ("Interest Owners"), members of The Majestic Star Casino, LLC.
              ---------------
("Majestic Star") and IBJ Whitehall Bank & Trust Company, as Trustee, as pledgee
  -------------
("Pledgee"), a copy of which is provided herewith.
  -------

          1.   Pledge instructions.  Majestic Star is hereby instructed by the
               -------------------
Interest Owners to note in its books and records that all of the Interest Owners' rights, title and interest in and to all of the Interest Owners' rights in connection with any membership interest in Majestic Star now and hereafter owned by the Interest Owners and subject to a pledge (or assignment) in favor of Pledgee.

          2.   Warranties of the Interest Owner.  Each Interest Owner hereby
               --------------------------------
warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owners' taxpayer identification numbers are 35-1904135 in the case of Barden Development, Inc., and 38-3287162 in the case of Gary Riverboat Gaming, LLC.

          IN WITNESS WHEREOF, the Interest Owners have caused this Pledge Instruction to be duly signed and delivered by their respective officers as members duly authorized as of the date first above written.

                         BARDEN DEVELOPMENT, INC.


                         By: ______________________________________
                         Title: ___________________________________


                         GARY RIVERBOAT GAMING, LLC
                         By: Barden Management, Inc.


                         By: ______________________________________
                         Title: ___________________________________



                   CONSENT OF THE LIMITED LIABILITY COMPANY
                   ----------------------------------------

          The undersigned, ______________________________________________, in
his/her capacity as ________________________of Barden Development, Inc., the manager of Majestic Star (in such capacity, the "Authorized Officer") hereby acknowledges receipt of the Pledge. Majestic Star consents and agrees to note on the books and records of Majestic Star the pledge of the membership interests referenced above. Majestic Star agrees that upon receipt of written notice from the Pledgee that An Event of Default has occurred and is continuing, Majestic Star shall pay and remit to the Pledgee all distributions and other amounts payable to the Interest Owners upon redemption, termination and dissolution of Majestic Star or otherwise and will otherwise act in accordance with the instructions of the Pledgee without seeking further consent from the Interest Owners. Majestic Star further waives any rights or requirement at any time hereafter to receive a copy of such Pledge in connection with the registration of any Pledged Collateral (as defined in the Pledge) in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.

                              THE MAJESTIC STAR CASINO, LLC
                              By:  Barden Development, Inc., its manager


                              By:___________________________________
                              Name:_________________________________
                              Title: _______________________________


                                      B-2